UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         June 16, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On June 16, 2005, management of Cephalon, Inc. (the “Registrant”) agreed to a plan of closure with respect to the operations of Salmedix, Inc., a development stage entity based in San Diego and acquired by the Registrant on June 14, 2005.  The operations of Salmedix are expected to be integrated into the Registrant’s existing operations at its Pennsylvania-based facilities.  The Registrant expects to complete the plan of closure by late 2005 or early 2006.

The Registrant has determined that the total costs related to this plan of closure are estimated to be approximately $6.4 million, all of which are expected to result in cash expenditures. Of this amount, approximately $3.5 million represents termination-related benefits and up to approximately $2.9 million represents the anticipated costs associated with the termination of Salmedix’s current office space in San Diego. The Registrant will record these charges over the time period of the closure activities in accordance with FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: June 30, 2005	By:	/s/ John E. Osborn
John E. Osborn
Senior Vice President, General Counsel & Secretary